Exhibit 99.1

PRESS RELEASE FOR IMMEDIATE DISTRIBUTION

LOOP INDUSTRIES COMPLETES ITS INFINITE LOOP™ ENHANCED RECYCLING TECHNOLOGY PACKAGE, READY FOR GLOBAL EXPANSION

 Leveraging INVISTA/Chemtex polymerization know-how, Infinite Loop™ clears the path to meet global demand for PET resin and polyester polymer for fiber made from 100% recycled content, ensuring infinite recyclability

MONTRÉAL, CANADA/ ACCESSWIRE/ SEPTEMBER 3, 2020/ Loop Industries (LOOP : Nasdaq), a leading innovator in sustainable plastics technology, today announces an agreement with Chemtex Global Corporation to license the PET plastic and polyester polymer for fiber manufacturing know-how of INVISTA’s technology and licensing group, INVISTA Performance Technologies (IPT), in support of Loop’s strategy to commercialize its breakthrough depolymerization technology and begin its global roll-out of fully integrated Infinite Loop™ manufacturing facilities. Under the same agreement, Chemtex Global Corporation will provide engineering and design support for INVISTA’s polymerization know-how.

Infinite Loop™ manufacturing facilities will provide an end-to-end solution to meet the global demand for Loop™ branded PET resin and polyester fiber made from 100% recycled content. Loop’s depolymerization technology breaks down waste PET plastic and polyester fiber into its base petrochemical building blocks, or monomers: dimethyl terephthalate (DMT) and mono-ethylene glycol (MEG). After depolymerization, the monomers are purified back into their original form. Finally, INVISTA’s leading polymerization know-how is then used to rebuild the DMT and MEG into brand new PET resin or polyester fiber.

“Infinite Loop™ manufacturing facilities will transform the way PET plastic and polyester fiber is made in the future, as the world continues its transition away from fossil fuel-based plastics and into the circular economy. All of the waste plastic processed through our manufacturing technology is now infinitely recyclable, without compromising quality, which our customers demand,” said Daniel Solomita, Founder and CEO of Loop Industries. “The ability to transform a worn-out polyester sweater into a pristine water bottle or a brand new pair of jeans is a great example of the endless possibilities of Infinite Loop™ manufacturing.”

Loop’s technology can claim a lower environmental impact than that of virgin PET. In fact, an Infinite Loop™ plant with a 63,000-ton production capacity can claim carbon dioxide (CO2) savings of 135,500 metric tons, or the equivalent of a medium-sized car driving over 540,000,000 km per year. Loop’s technology also shows a 60% reduction of global warming potential when compared to virgin PET produced from fossil fuels.

“Our collaboration with INVISTA and Chemtex allows us to accelerate the global deployment of our technology to support the need for the transition to the circular economy within plastics. Our highly scalable manufacturing technology will help support cities around the world with crucial infrastructure needed to reduce plastic waste,” added Solomita.

About Loop Industries

Loop Industries is a technology company whose mission is to accelerate the world’s shift toward sustainable PET plastic and polyester fiber and away from our dependence on fossil fuels. Loop owns patented and proprietary technology that depolymerizes no and low-value waste PET plastic and polyester fiber, including plastic bottles and packaging, carpets and textiles of any color, transparency or condition and even ocean plastics that have been degraded by the sun and saltwater, into its base building blocks (monomers). The monomers are filtered, purified and polymerized to create virgin-quality Loop™ branded PET resin and polyester fiber suitable for use in food-grade packaging, thus enabling our customers to meet their sustainability objectives. Loop Industries is contributing to the global movement toward a circular economy by preventing plastic waste and recovering waste plastic for a more sustainable future for all.

Common shares of Loop Industries are listed on the Nasdaq Global Market under the symbol “LOOP.”

For more information, please visit www.loopindustries.com. Follow us on Twitter: @loopindustries, Instagram: loopindustries, Facebook: Loop Industries and LinkedIn: Loop Industries

Forward-Looking Statements

This news release contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends”, “may”, “will”, “plans”, “expects”, “anticipates”, “should”, “could”, “projects”, “predicts”, “estimates”, “aims”, “believes”, “hopes”, “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond Loop’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with among other things: (i) commercialization of our technology and products, (ii) our status of relationship with partners, (iii) development and protection of our intellectual property and products, (iv) industry competition, (v) our need for and ability to obtain additional funding, (vi) building our manufacturing facility, (vii) our ability to sell our products in order to generate revenues, (viii) our proposed business model and our ability to execute thereon, (ix) adverse effects on the Company’s business and operations as a result of increased regulatory, media or financial reporting issues and practices, rumors or otherwise, (x) disease epidemics and health related concerns, such as the current outbreak of a novel strain of coronavirus (COVID-19), which could result in (and, in the case of the COVID-19 outbreak, has resulted in some of the following) reduced access to capital markets, supply chain disruptions and scrutiny or embargoing of goods produced in affected areas, government-imposed mandatory business closures and resulting furloughs of our employees, travel restrictions or the like to prevent the spread of disease, and market or other changes that could result in noncash impairments of our intangible assets, and property, plant and equipment, and (xi) other factors discussed in our subsequent filings with the SEC. More detailed information about Loop and the risk factors that may affect the realization of forward-looking statements is set forth in our filings with the Securities and Exchange Commission (“SEC”). Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. Loop assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Media Inquiries:

Loop Industries :
Stephanie Corrente
+1 (450) 951-8555 ext. 226
scorrente@loopindustries.com

SOURCE: Loop Industries, Inc.